UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 15, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 15, 2008, The First American Corporation (the “Company”) issued a press release announcing that its Board of Directors approved a plan to spin-off its Financial Services companies, which consist primarily of its Title Insurance and Specialty Insurance reporting segments. The Company released on its website (at www.firstam.com/investor) a slide presentation for an investor and analyst conference call to be held January 15, 2008, at 7:00 am Pacific Standard Time, to discuss the anticipated transaction. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On the same day, the Company issued a press release announcing its earnings expectations for the quarter ended December 31, 2007. The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this current report, including the exhibits hereto, is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless otherwise explicitly incorporated into such filings.

Forward-Looking Statements

This current report, the attached press releases and the slide presentation referenced herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; continuing disruption in the credit markets; the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the title insurance business and certain other regulated businesses; consolidation among significant customers and competitors; changes in the ability to integrate acquired businesses; systems interruptions and intrusions; the inability to realize the benefits of the offshore strategy; product migration; the inability to consummate the spin-off transaction as a result of, among other factors, the inability to obtain necessary regulatory approvals or the failure to obtain the final approval of the Company’s Board of Directors; the inability to recognize the benefits of the spin-off transaction as a result of, among other factors, unexpected corporate overhead costs, unfavorable reaction from customers, employees, ratings agencies or other interested persons, the triggering of rights and obligations by the spin-off, accommodations required to be made to obtain consents or waivers or the inability to transfer assets into the entity being spun-off; and other factors described in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended Dec. 31, 2006, as updated in Part II, Item 1A of the Company’s quarterly report on Form 10-Q for the period ended June 30, 2007 and in Part II, Item 1A of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2007, in each case as filed with the SEC. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Spin-off.

99.2	Press Release regarding Earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date:	January 15, 2008	By:	/s/ Frank V. McMahon
Name: Frank V. McMahon
Title: Vice Chairman and Chief Financial Officer

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